Exhibit 10.25

NORTH AMERICAN FINANCIAL HOLDINGS, INC.

2010 EQUITY INCENTIVE PLAN

FORM OF NONQUALIFIED STOCK OPTION AGREEMENT

(FOR NON-EMPLOYEE DIRECTORS)

THIS OPTION AGREEMENT (this “Agreement”), dated as of [—], is made by and between North American Financial Holdings, Inc., a Delaware corporation (the “Company”), and              (“Participant”).

WHEREAS, the Company has adopted the North American Financial Holdings, Inc. 2010 Equity Incentive Plan (the “Plan”), pursuant to which nonqualified stock options may be granted to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”); and

WHEREAS, the Committee previously determined that it would be in the best interests of the Company and its shareholders to grant Participant, effective [—] (the “Effective Date”), nonqualified stock options on the terms and subject to the conditions set forth in this Agreement and the Plan.

NOW, THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Option.

(a) Grant. The Company hereby grants to Participant a nonqualified stock option (the “Option” and any portion thereof, the “Options”) to purchase [—] shares of Common Stock (such shares of Common Stock, the “Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

2. Option; Option Price.

(a) Option Price. The option price, being the price at which Participant shall be entitled to purchase the Shares upon the exercise of all or any of the Options, shall be $[—] per Share (the “Option Price”).

(b) Payment of the Option Price. The Option may be exercised only by written notice, substantially in the form provided by the Company, delivered in person or by mail in accordance with Section 12(c) hereof and accompanied by payment of the Option Price. The Option Price shall be payable in cash, or, to the extent permitted by the Committee, by any of the other methods permitted under Section 7(b) of the Plan.

3. Vesting.

(a) General Vesting. Except as otherwise provided herein, the Options shall vest and become exercisable (any Options that shall have vested and become exercisable pursuant to this Section 3, the “Vested Options”) as follows, (i) one-half of the Options shall become Vested Options on the second anniversary of the Effective Date and (ii) one-half of the Options shall become Vested Options on the third anniversary of the Effective Date, in each case, subject to Participant not having incurred a Termination of Service as of the applicable vesting date.

(b) Termination of Service. In the event that Participant incurs a Termination of Service, unvested Options as of the date of such Termination of Service shall be forfeited by Participant without consideration.

4. Conversion into Class B Common Stock. By entering into this Agreement, Participant acknowledges and agrees that in the event that any Shares received by Participant upon the exercise of any Options that would cause Participant to own more than the percentage of Common Stock permitted by the Company’s Articles of Incorporation (the “Class A Limit”), such number of Shares otherwise held by Participant as may be necessary in order to cause Participant to not exceed the Class A Limit shall be converted into shares of Class B common stock of the Company.

5. Termination.

(a) The Option shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earliest of:

(i) the tenth anniversary of the Effective Date;

(ii) the first anniversary following Participant’s Termination of Service, in the case of a Termination of Service due to death or Disability; and

(iii) the 180th day following Participant’s Termination of Service for any reason other than death or Disability.

(b) Notwithstanding the provisions of Section 5(a) to the contrary, in the event of Participant’s Termination of Service for any reason during the two-year period following a Change in Control, the Option shall remain outstanding and exercisable until the earlier of (i) the tenth anniversary of the Effective Date and (ii) the fifth anniversary of such Termination of Service.

(c) Except as otherwise provided in the Plan, upon a Termination of Service for any reason, any unvested Options shall immediately terminate and be forfeited on the date the Termination of Service occurs.

6. Securities Law Representations. Participant acknowledges that the Option and the Shares are not being registered under the Securities Act, based, in part, on reliance upon an exemption from registration under Rule 701 or Regulation D promulgated under the Securities Act and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time.

7. Compliance with Legal Requirements. The grant and exercise of the Option, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

8. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, its Subsidiary or Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. The Option and any Shares received upon exercise thereof shall be subject to the restrictions set forth in the Plan and this Agreement. Prior to the Shares becoming listed on an Applicable Exchange, any Shares received upon exercise of the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant without the prior written approval of the Board, such approval not to be unreasonably withheld.

9. Adjustment. In the event of any event described in Section 13 of the Plan occurring after the Effective Date, the adjustment provisions as provided for under Section 13 of the Plan shall apply to the Option.

10. Change in Control. In the event of a Change in Control of the Company occurring after the Effective Date, the provisions set forth in Section 14 of the Plan shall apply to the Option.

11. Taxes. The Participant (or, in the event of his death, any beneficiary) shall be solely responsible for any federal, state or local income or self employment taxes that he incurs in connection with the vesting or the exercise of an Option and the Company shall have no obligation or liability with respect to the Participant’s (or, in the event of his death, any beneficiary’s) satisfaction of such taxes and shall have no withholding obligations with respect thereof.

12. Miscellaneous.

(a) Confidentiality of this Agreement. Participant agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by Participant of this covenant. This provision does not prohibit Participant from providing this information on a confidential and privileged basis to Participant’s attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law.

(b) Waiver and Amendment. The Committee may waive any conditions or rights under, or amend any terms of, this Agreement and the Option granted thereunder; provided that any such waiver or amendment that would impair the rights of Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of Participant. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

if to the Company:

North American Financial Holdings, Inc.

4725 Piedmont Drive, Suite 110

Charlotte, NC 28210

Facsimile: (704) 554-6909

Attention: Christopher G. Marshall

if to Participant: at the address last on the records of the Company

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if by facsimile.

(d) Registration. In the event that the Shares are listed on an Applicable Exchange, then the Company shall, upon Participant’s request, use commercially reasonable efforts to (i) file a shelf registration statement with the Securities and Exchange Commission to register for resale the Shares that Participant has received or receives upon exercise of the Option and (ii) cause such shelf registration statement to be declared effective.

(e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f) No Rights to Service. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which is hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(g) Beneficiary. Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by Participant, the beneficiary shall be deemed to be his spouse or, if Participant is unmarried at the time of death, his estate.

(h) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(i) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto.

(j) Bound by the Plan. By signing this Agreement, Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(k) Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(l) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction and shall not constitute a part of this Agreement.

(m) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

NORTH AMERICAN FINANCIAL HOLDINGS, INC.

By:
Title:

PARTICIPANT

[Signature Page to Nonqualified Stock Option Agreement]